Exhibit 23.1


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-87008 and 333-21895) of Schnitzer Steel Industries, Inc. of our report dated October 6, 1998 appearing on page 29 of this Annual Report to Shareholders on Form 10-K.


PricewaterhouseCoopers LLP

Portland, Oregon
November 24, 1998